Exhibit 23(n)(a)
23(n)(b)
Amended and Restated Plan for Multiple Classes of Shares — Amended Schedule A dated July 1, 2009

AMENDED AND RESTATED PLAN FOR MULTIPLE CLASSES OF SHARES
SCHEDULE A
     The following series and classes of shares are offered effective as of July 1, 2009:

Transamerica AllianceBernstein	Transamerica American Century Large	Transamerica Asset Allocation –
International Value	Company Value	Conservative Portfolio
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class R

Transamerica Asset Allocation –	Transamerica Asset Allocation –	Transamerica Asset Allocation –
Growth Portfolio	Moderate Growth Portfolio	Moderate Portfolio
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class R	Class R	Class R

	Transamerica BlackRock Global	Transamerica BlackRock Large
Transamerica Balanced	Allocation	Cap Value
Class A	Class I	Class I
Class B
Class C
Class I

Transamerica BlackRock Natural	Transamerica BNY Mellon Market	Transamerica Clarion Global Real
Resources	Neutral Strategy	Estate Securities
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Evergreen Health
Transamerica Convertible Securities	Transamerica Equity	Care
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I
Class T

Transamerica Evergreen	Transamerica Federated Market
International Small Cap	Opportunity	Transamerica Flexible Income
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Growth
Opportunities	Transamerica High Yield Bond	Transamerica Jennison Growth
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I

	Transamerica JPMorgan International	Transamerica JPMorgan Mid Cap
Transamerica JPMorgan Core Bond	Bond	Value
Class I	Class I	Class I

Transamerica Legg Mason Partners
All Cap	Transamerica Loomis Sayles Bond	Transamerica Marsico Growth
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I

Transamerica Marsico International
Growth	Transamerica MFS International Equity	Transamerica Money Market
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
Class I

Transamerica Multi-Manager	Transamerica Multi-Manager	Transamerica Neuberger Berman
Alternative Strategies Portfolio	International Portfolio	International
Class A	Class A	Class I
Class C	Class B
Class C

Transamerica Oppenheimer	Transamerica Oppenheimer Small- &	Transamerica PIMCO Real Return
Developing Markets	Mid-Cap Value	TIPS
Class I	Class I	Class A
Class B
Class C
Class I

	Transamerica Schroders International	Transamerica Science &
Transamerica PIMCO Total Return	Small Cap	Technology
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I		Class I

Transamerica Short-Term Bond	Transamerica Small/Mid Cap Value	Transamerica Templeton Global
Class A	Class A	Class A
Class C	Class B	Class B
Class I	Class C	Class C
	Class I	Class I

Transamerica Thornburg International
Transamerica Third Avenue Value	Value	Transamerica UBS Dynamic Alpha
Class I	Class I	Class I

Transamerica Van Kampen
Transamerica UBS Large Cap Value	Transamerica Value Balanced	Emerging Markets Debt
Class I	Class A	Class I
Class B
Class C
Class I

Transamerica Van Kampen Mid-	Transamerica Van Kampen Small	Transamerica WMC Emerging
Cap Growth	Company Growth	Markets
Class I	Class I	Class I